UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 23, 2025
Date of Report (Date of earliest event reported)

Outset Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39513	20-0514392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3052 Orchard Dr., San Jose, California (Address of Principal Executive Office)	95134 (Zip Code)

Registrant’s telephone number, including area code: (669) 231-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2025, the board of directors of Outset Medical, Inc. (the “Company”) adopted Amendment No. 1 (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective as of that same date. The Bylaw Amendment provides that any matter brought before a meeting of the Company’s stockholders, other than the election of directors, shall be decided by the affirmative vote of a majority of the votes cast at such meeting unless otherwise provided by law, the Company’s certificate of incorporation or the Bylaws. Previously, the Bylaws provided that such matters were decided by the affirmative vote of a majority of the voting power of the Company’s capital stock present in person or by proxy at the meeting and entitled to vote on such matter. The Bylaw Amendment only amended Section 1.7(a) of the Bylaws and except as otherwise provided in the Bylaw Amendment, the Bylaws remain in full force and effect.

This summary is qualified in its entirety by reference to the text of the Bylaws Amendment, which is attached as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:
No.	Exhibit
3.1	Amendment No. 1 To Amended and Restated Bylaws of Outset Medical, Inc., dated January 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2025	Outset Medical, Inc.

	By:	/s/ John Brottem
	Name:	John Brottem
	Title:	General Counsel